UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2026

INTELLIGENT PROTECTION MANAGEMENT CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-38717	20-3191847
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

30 Jericho Executive Plaza, Suite 400E Jericho, NY	11753
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 967-5120

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	IPM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 — Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 7, 2026, Intelligent Protection Management Corp. (the “Company”) held its 2026 annual meeting of stockholders (the “Annual Meeting”). The voting results on the matters submitted to the Company’s stockholders at the Annual Meeting are as follows:

Proposal 1: Election of (i) Yoram (Rami) Abada, (ii) Kara Jenny, (iii) Jason Katz, (iv) Lance Laifer, (v) Sidney Rabsatt, (vi) John Silberstein and (vii) Barry Sloane to the Company’s Board of Directors (the “Board”), each to serve for a one-year term until the annual meeting of stockholders to be held in 2027.

Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes
Yoram (Rami) Abada	4,857,999	16,444	1,360,775
Kara Jenny	4,823,392	51,051	1,360,775
Jason Katz	4,840,187	34,256	1,360,775
Lance Laifer	4,842,143	32,300	1,360,775
Sidney Rabsatt	4,847,867	26,576	1,360,775
John Silberstein	4,847,137	27,306	1,360,775
Barry Sloane	4,841,607	32,836	1,360,775

Proposal 2: Ratification of the appointment of Grassi & Co., CPAs, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Votes Cast For	Votes Cast Against	Abstentions
6,196,026	36,731	2,461

Each of the proposals acted upon by the Company’s stockholders at the Annual Meeting received a sufficient number of votes to be approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2026

INTELLIGENT PROTECTION MANAGEMENT CORP.

	By:	/s/ Jason Katz
Jason Katz
Chief Executive Officer

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